UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2005

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wilshire Blvd., Suite 220, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)                                  As previously reported, on March 30, 2005, the Chairman of the Board of Directors of Nara Bancorp, Inc. received a letter dated March 25, 2005 from Mr. Benjamin Hong in which he resigned from the Board of Directors and committees of Nara Bancorp, Inc. (the “Company”).

Mr. Hong has delivered a letter dated April 7, 2005 (the “Letter”) addressed to the Board Members of Nara Bancorp, Inc. and delivered to certain of the Board members.  In the Letter, Mr. Hong has provided his thoughts and evaluation of the Company’s actions announced on March 30, 2005.  While Mr. Hong’s letter refers to March 20, 2005, the Company disclosed the decisions of the Subcommittee of the Audit Committee and the Board of Directors relating the restatement of the Company’s financial statements for the fiscal year ended December 31, 2002 and certain personnel actions on March 30, 2005.   The Letter is attached as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits

Exhibit 99.1 – Letter dated April 7, 2005 from Mr. Benjamin Hong to the Board of Directors of Nara Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: April 11, 2005	/s/ Christine Yoon Oh
Christine Yoon Oh
Acting Chief Financial Officer